Exhibit 99.(j)(1)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Auditors and Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 48 to File No. 333-59762; Amendment No. 51 to File No. 811-03493) of our report dated February 9, 2007 on the financial statements and financial highlights of AFL-CIO Housing Investment Trust included in the 2006 Annual Report.


                              /s/ERNST & YOUNG LLP

McLean, Virginia
April 27, 2007